                                                                   Exhibit 99(a)




                                 UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549


                                   FORM 11-K

         (X)    ANNUAL REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                  FOR THE FISCAL YEAR ENDED JANUARY 31, 1994

                                      OR

         ( )   TRANSITION REPORT PURSUANT TO SECTION 15(d) OF THE
                       SECURITIES EXCHANGE ACT OF 1934


                         Commission file number  1-6959


                            _______________________

                      MITCHELL ENERGY & DEVELOPMENT CORP.
                            THRIFT AND SAVINGS PLAN
                            _______________________



                      MITCHELL ENERGY & DEVELOPMENT CORP.
           (Name of issuer of securities held pursuant to the Plan)

               P. O. Box 4000, The Woodlands, Texas 77387-4000
          (Address of Plan and principal executive office of issuer)

                     Mitchell Energy & Development Corp.
                           Thrift and Savings Plan


                 INDEX TO FINANCIAL STATEMENTS AND SCHEDULES


                                                                                                  Page
                                                                                                  ----
Report of Independent Public Accountants  . . . . . . . . . . . . . . . . . . . . . . . . . . .     2

Statement of Net Assets Available for Plan Benefits
   January 31, 1994   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     3
   January 31, 1993   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     4

Statement of Changes in Net Assets Available for
   Plan Benefits for the Year Ended
     January 31, 1994   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     5
     January 31, 1993   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .     6

Notes to Financial Statements--January 31, 1994 and 1993  . . . . . . . . . . . . . . . . . . .     7

Schedule I--Schedule of Assets Held for
   Investment Purposes--January 31, 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . .    10

Schedule II--Schedule of Reportable Transactions
   for the Year Ended January 31, 1994  . . . . . . . . . . . . . . . . . . . . . . . . . . . .    11

                   REPORT OF INDEPENDENT PUBLIC ACCOUNTANTS



To the Administrative Committee of the Mitchell
  Energy & Development Corp. Thrift and Savings Plan:


      We have audited the accompanying statements of net assets available for plan benefits of the Mitchell Energy & Development Corp. Thrift and Savings Plan as of January 31, 1994 and 1993, and the related statements of changes in net assets available for plan benefits for the years then ended. These financial statements and the schedules referred to below are the responsibility of Mitchell Energy & Development Corp.'s management. Our responsibility is to express an opinion on these financial statements and schedules based on our audits.

      We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

      In our opinion, the financial statements referred to above present fairly, in all material respects, the net assets available for plan benefits of the Mitchell Energy & Development Corp. Thrift and Savings Plan as of January 31, 1994 and 1993, and the changes in net assets available for plan benefits for the years then ended, in conformity with generally accepted accounting principles.

      Our audits were made for the purpose of forming an opinion on the basic financial statements taken as a whole. The supplemental schedules of assets held for investment purposes as of January 31, 1994 and reportable transactions for the year then ended are presented for purposes of additional analysis and are not a required part of the basic financial statements but are supplementary information required by the Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974. The supplemental schedules have been subjected to the auditing procedures applied in the audit of the basic financial statements and, in our opinion, are fairly stated, in all material respects, in relation to the basic financial statements taken as a whole.

      As explained in note (d) to the schedule of reportable transactions, information certified by Merrill Lynch Trust Company of Somerset, New Jersey, does not include certain information required to be disclosed by the Department of Labor's Rules and Regulations for Reporting and Disclosures under the Employee Retirement Income Security Act of 1974.


                                                           ARTHUR ANDERSEN & CO.

Houston, Texas
June 17, 1994

                     Mitchell Energy & Development Corp.
                           Thrift and Savings Plan

             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               JANUARY 31, 1994

                                                                                     Mutual Funds
                                                                   ---------------------------------------------------
                                         MEDC                                                  Merrill
                                        Common          Fixed                                   Lynch        Merrill
                                         Stock          Income         AIM        Franklin      Basic         Lynch
                                         Fund            Fund         Value        Income       Value        Capital
                                      -----------  --------------  -----------   ----------  ------------  -----------
ASSETS
Investments (at fair values)
  MEDC Common Stock
     Class A  . . . . . . . . . . .   $10,754,950    $       -     $      -       $    -      $      -     $      -
     Class B  . . . . . . . . . . .    11,395,844            -            -            -             -            -
  Merrill Lynch Retirement
     Preservation Trust   . . . . .           -       40,187,394          -            -             -            -
  Group annuity contracts
     Allstate Insurance Company   .           -        6,278,276          -            -             -            -
     Southwestern Life
        Insurance Company . . . . .           -        4,801,542          -            -             -            -
  Mutual Funds  . . . . . . . . . .                          -      1,528,079      288,700     7,830,854    8,831,367
  Participants Loans  . . . . . . .           -              -            -            -             -            -
  Merrill Lynch CMA Money Fund  . .        14,181        598,409          -            -           4,021       12,852
                                      -----------    -----------   ----------     --------    ----------   ----------
                                       22,164,975     51,865,621    1,528,079      288,700     7,834,875    8,844,219
Due from trustee  . . . . . . . . .           -            5,547        4,692          -             -            -
                                      -----------    -----------   ----------     --------    ----------   ----------
     Total assets   . . . . . . . .    22,164,975     51,871,168    1,532,771      288,700     7,834,875    8,844,219

LIABILITIES . . . . . . . . . . . .           -              -            -            -             -            -
                                      -----------    -----------   ----------     --------    ----------   ----------

NET ASSETS AVAILABLE
  FOR PLAN BENEFITS   . . . . . . .   $22,164,975    $51,871,168   $1,532,771     $288,700    $7,834,875   $8,844,219
                                      -----------    -----------   ----------     --------    ----------   ----------
                                      -----------    -----------   ----------     --------    ----------   ----------

                                                              Mutual Funds
                                      -------------------------------------------------------------
                                         Merrill                     Oppenheimer     Transamerica
                                          Lynch         New          Main Street        Special
                                         Global        York            Income          Emerging         Loan
                                       Allocation     Venture          & Growth         Growth          Fund          Total
                                      -----------   ------------     ------------    --------------  ------------  -------------
ASSETS
Investments (at fair values)
  MEDC Common Stock
     Class A  . . . . . . . . . . .    $      -       $      -         $      -         $   -          $      -     $ 10,754,950
     Class B  . . . . . . . . . . .           -              -                -             -                 -       11,395,844
  Merrill Lynch Retirement
     Preservation Trust   . . . . .           -              -                -             -                 -       40,187,394
  Group annuity contracts
     Allstate Insurance Company   .           -              -                -             -                 -        6,278,276
     Southwestern Life
        Insurance Company . . . . .           -              -                -             -                 -        4,801,542
  Mutual Funds  . . . . . . . . . .     1,891,557      1,272,947        1,013,844        86,620               -       22,743,968
  Participants Loans  . . . . . . .           -              -                -             -           3,336,972      3,336,972
  Merrill Lynch CMA Money Fund  . .         1,622            -              1,187           -                 -          632,272
                                       ----------     ----------       ----------       -------        ----------   ------------
                                        1,893,179      1,272,947        1,015,031        86,620         3,336,972    100,131,218
Due from trustee  . . . . . . . . .           -              -              4,854        10,787               -           25,880
                                       ----------     ----------       ----------       -------        ----------   ------------

     Total assets   . . . . . . . .     1,893,179      1,272,947        1,019,885        97,407         3,336,972    100,157,098

LIABILITIES . . . . . . . . . . . .           -              -                -             -                 -              -
                                       ----------     ----------       ----------       -------        ----------   ------------
NET ASSETS AVAILABLE
  FOR PLAN BENEFITS   . . . . . . .    $1,893,179     $1,272,947       $1,019,885       $97,407        $3,336,972   $100,157,098
                                       ----------     ----------       ----------       -------        ----------   ------------
                                       ----------     ----------       ----------       -------        ----------   ------------

_________________________________
The accompanying notes are an integral part of this statement.

                     Mitchell Energy & Development Corp.
                           Thrift and Savings Plan

             STATEMENT OF NET ASSETS AVAILABLE FOR PLAN BENEFITS
                               JANUARY 31, 1993



                                                                             Mutual Funds
                                                                        ----------------------
                                              MEDC                       Merrill
                                             Common         Fixed         Lynch       Merrill
                                             Stock          Income        Basic        Lynch          Loan
                                              Fund           Fund         Value       Capital         Fund        Total
                                          -----------    -------------  ---------    ---------    ------------  -----------
ASSETS
Investments (at fair values)
   MEDC Common Stock
      Class A . . . . . . . . . .         $14,192,179    $       -      $      -     $      -     $      -      $14,192,179
      Class B . . . . . . . . . .          13,781,392            -             -            -            -       13,781,392
   Merrill Lynch Retirement
      Preservation Trust  . . . .                 -       22,624,986           -            -            -       22,624,986
   Group annuity contracts
      Allstate Insurance Company                  -        5,742,436           -            -            -        5,742,436
      Southwestern Life
         Insurance Company  . . .                 -        4,411,598           -            -            -        4,411,598
      Pan American Life
         Insurance Company  . . .                 -        3,765,976           -            -            -        3,765,976
   Mutual Funds . . . . . . . . .                 -              -       5,181,659    6,792,567          -       11,974,226
   Participant Loans  . . . . . .                 -              -             -            -      2,390,359      2,390,359
   Merrill Lynch CMA
      Money Fund  . . . . . . . .              22,287         90,873           -            -            -          113,160
                                          -----------    -----------    ----------   ----------   ----------    -----------
                                           27,995,858     36,635,869     5,181,659    6,792,567    2,390,359     78,996,312
Cash  . . . . . . . . . . . . . .                -            46,517       225,808       72,744          -          345,069
                                          -----------    -----------    ----------   ----------   ----------    -----------

      Total assets  . . . . . . .          27,995,858     36,682,386     5,407,467    6,865,311    2,390,359     79,341,381
                                          -----------    -----------    ----------   ----------   ----------    -----------

LIABILITIES
Due to (from) Trustee . . . . . .              72,807        (54,767)      208,917       41,285          -          268,242
Due to (from) other funds . . . .             (61,572)        61,572           -            -            -              -
                                          -----------    -----------    ----------   ----------   ----------    -----------

      Total liabilities . . . . .              11,235          6,805       208,917       41,285          -          268,242
                                          -----------    -----------    ----------   ----------   ----------    -----------

NET ASSETS AVAILABLE
   FOR PLAN BENEFITS  . . . . . .         $27,984,623    $36,675,581    $5,198,550   $6,824,026   $2,390,359    $79,073,139
                                          -----------    -----------    ----------   ----------   ----------    -----------
                                          -----------    -----------    ----------   ----------   ----------    -----------


_________________________________
The accompanying notes are an integral part of this statement.

                     Mitchell Energy & Development Corp.
                           Thrift and Savings Plan

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                     FOR THE YEAR ENDED JANUARY 31, 1994


                                                                                       Mutual Funds
                                                                -----------------------------------------------------
                                         MEDC                                                  Merrill
                                        Common         Fixed                                    Lynch       Merrill
                                        Stock         Income         AIM        Franklin        Basic        Lynch
                                        Fund           Fund         Value        Income         Value       Capital
                                    ------------   -----------  -------------  -----------  ------------  -----------
Investment income
  Interest income   . . . . . . . . $      5,255   $ 3,351,413  $         -    $       -    $        -    $       -
  Mutual fund distributions   . . .          -             -           38,073          -         436,195      562,885
  Cash dividends  . . . . . . . . .      584,904           -              -            -             -            -
                                    ------------   -----------  -------------  -----------  ------------  -----------
                                         590,159     3,351,413         38,073          -         436,195      562,885

Realized and unrealized
  appreciation of investments   . .    8,934,884           -           51,928        1,402       878,978      658,612

Contributions
  Members   . . . . . . . . . . . .    1,159,327     2,858,062         28,791        1,468       564,291      704,030
  Company   . . . . . . . . . . . .      949,692     2,120,071         21,083        1,074       439,614      543,533
  Forfeitures utilized  . . . . . .      (11,628)      (17,947)           -            -          (1,850)     (10,047)

Notes receivable from members
  New loans made  . . . . . . . . .     (317,034)   (1,421,064)          (523)         -        (131,931)    (216,074)
  Principal payments received   . .      240,748       578,277          3,237          203       123,501      146,047

Distributions to
  withdrawing members   . . . . . .   (1,021,492)   (3,056,469)           -            -         (87,335)    (115,716)

Transfers from MND Hospitality, Inc.
  Thrift and Savings Plan   . . . .          -             -              -            -           8,457       16,563

Interfund transfers . . . . . . . .  (16,344,304)   10,783,244      1,390,182      284,553       406,405     (269,640)
                                    ------------   -----------  -------------  -----------  ------------  -----------
Increase (decrease) in net assets .   (5,819,648)   15,195,587      1,532,771      288,700     2,636,325    2,020,193

Net assets available for plan
  benefits, beginning of year   . .   27,984,623    36,675,581            -            -       5,198,550    6,824,026
                                    ------------   -----------  -------------  -----------  ------------  -----------

Net assets available for plan
  benefits, end of year   . . . . . $ 22,164,975   $51,871,168  $   1,532,771  $   288,700  $  7,834,875  $ 8,844,219
                                    ------------   -----------  -------------  -----------  ------------  -----------
                                    ------------   -----------  -------------  -----------  ------------  -----------





































                                                           Mutual Funds
                                    ----------------------------------------------------------
                                      Merrill                       Oppenheimer   Transamerica
                                       Lynch           New          Main Street     Special
                                      Global          York            Income        Emerging            Loan
                                     Allocation      Venture         & Growth        Growth             Fund          Total
                                    ------------  -------------    -------------  ------------       -----------   ------------
Investment income
  Interest income   . . . . . . . . $        -    $         -      $         -      $      -         $   242,735   $  3,599,403
  Mutual fund distributions   . . .       59,628         44,882              -             -                 -        1,141,663
  Cash dividends  . . . . . . . . .          -              -                -             -                 -          584,904
                                    ------------  -------------    -------------    ----------       -----------   ------------
                                          59,628         44,882              -             -             242,735      5,325,970

Realized and unrealized
  appreciation of investments   . .       37,251         18,071           21,448         2,040               -       10,604,614

Contributions
  Members   . . . . . . . . . . . .       31,106         26,233            2,994           242               -        5,376,544
  Company   . . . . . . . . . . . .       22,329         19,612            2,514           235               -        4,119,757
  Forfeitures utilized  . . . . . .          -              -                -             -                 -          (41,472)

Notes receivable from members
  New loans made  . . . . . . . . .         (517)        (7,760)             -             -           2,094,903            -
  Principal payments received   . .        6,899          3,697              215             4        (1,102,828)           -

Distributions to
  withdrawing members   . . . . . .          -              -                -             -             (45,462)    (4,326,474)

Transfers from MND Hospitality, Inc.
  Thrift and Savings Plan   . . . .          -              -                -             -                 -           25,020

Interfund transfers . . . . . . . .    1,736,483      1,168,212          992,714        94,886          (242,735)           -
                                    ------------  -------------    -------------    ----------       -----------   ------------
Increase (decrease) in net assets .    1,893,179      1,272,947        1,019,885        97,407           946,613     21,083,959

Net assets available for plan
  benefits, beginning of year   . .          -              -                -             -           2,390,359     79,073,139
                                    ------------  -------------    -------------    ----------       -----------   ------------

Net assets available for plan
  benefits, end of year   . . . . . $  1,893,179  $   1,272,947    $   1,019,885    $   97,407       $ 3,336,972   $100,157,098
                                    ------------  -------------    -------------    ----------       -----------   ------------
                                    ------------  -------------    -------------    ----------       -----------   ------------

__________________________________
The accompanying notes are an integral part of this statement.

                     Mitchell Energy & Development Corp.
                           Thrift and Savings Plan

        STATEMENT OF CHANGES IN NET ASSETS AVAILABLE FOR PLAN BENEFITS
                     FOR THE YEAR ENDED JANUARY 31, 1993



                                                                       Mutual Funds
                                                                  -----------------------
                                         MEDC                      Merrill
                                        Common        Fixed         Lynch       Merrill
                                        Stock        Income         Basic        Lynch         Loan
                                        Fund          Fund          Value       Capital        Fund          Total
                                     -----------   -----------    ----------  -----------   ----------    -----------
Investment income
  Interest income . . . . . . . . .  $       -     $ 2,644,844    $     -     $       -     $  206,658    $ 2,851,502
  Mutual fund distributions
    and other . . . . . . . . . . .        1,268         4,964       213,911      436,601          -          656,744
  Cash dividends  . . . . . . . . .      718,789           -            -             -            -          718,789
                                     -----------   -----------    ----------  -----------   ----------    -----------
                                         720,057     2,649,808       213,911      436,601      206,658      4,227,035

Realized and unrealized appreciation
  (depreciation) of investments . .    3,104,563           -         439,244      (21,109)         -        3,522,698

Contributions
  Members . . . . . . . . . . . . .    1,481,758     2,533,881       493,778      674,773          -        5,184,190
  Company . . . . . . . . . . . . .    1,210,860     1,872,092       373,578      515,008          -        3,971,538
  Forfeitures utilized  . . . . . .      (25,299)      (45,336)       (7,312)      (4,869)         -          (82,816)

Notes receivable from members
  New loans made  . . . . . . . . .     (437,248)     (813,277)     (152,473)    (133,392)   1,536,390            -
  Principal payments received . . .      270,792       399,951        66,646       96,416     (833,805)           -

Distributions to
  withdrawing members . . . . . . .   (1,534,339)   (3,221,010)     (176,741)    (300,606)     (66,783)    (5,299,479)

Transfers from MND Hospitality, Inc.
  Thrift and Savings Plan . . . . .          -           5,800           -            -           -             5,800

Interfund transfers . . . . . . . .   (2,344,081)    2,919,423        55,666     (424,350)    (206,658)           -
                                     -----------   -----------    ----------  -----------   ----------    -----------

Increase in net assets  . . . . . .    2,447,063     6,301,332     1,306,297      838,472      635,802     11,528,966

Net assets available for plan
   benefits, beginning of year  . .   25,537,560    30,374,249     3,892,253    5,985,554    1,754,557     67,544,173
                                     -----------   -----------    ----------  -----------   ----------    -----------

Net assets available for plan
   benefits, end of year  . . . . .  $27,984,623   $36,675,581    $5,198,550  $ 6,824,026   $2,390,359    $79,073,139
                                     -----------   -----------    ----------  -----------   ----------    -----------
                                     -----------   -----------    ----------  -----------   ----------    -----------

__________________________________
The accompanying notes are an integral part of this statement.

                      Mitchell Energy & Development Corp.
                            Thrift and Savings Plan

                         NOTES TO FINANCIAL STATEMENTS
                           JANUARY 31, 1994 AND 1993


(1)      SUMMARY OF THE PLAN
         GENERAL
         The Mitchell Energy & Development Corp. Thrift and Savings Plan (the
Plan) was adopted by Mitchell Energy & Development Corp. (MEDC) and certain of its subsidiaries (collectively the Company) to encourage their employees to provide additional security for their retirement. Full-time employees of the Company are eligible to become members of the Plan on the first of the month following their completion of a one-month eligibility period. Members should refer to the Plan document for a complete description of the Plan's provisions.

         AMENDMENTS TO THE PLAN
         On June 24, 1992, stockholders of MEDC approved a reclassification of its common stock into two new classes, designated Class A and Class B, both of which are traded on the New York Stock Exchange. The Plan was amended during fiscal 1993 to require that any investment in MEDC common stock, whether as an initial contribution or as a transfer from another investment fund, be made in an equal number of shares of each class. A member may, however, direct the disposition of some or all of only a single class of common stock.

         ADMINISTRATION
         The Plan is administered by an administrative committee consisting of six persons appointed by the Board of Directors of MEDC. The committee has broad responsibilities regarding the supervision and administration of the Plan. Members of the committee receive no compensation for their services, and all administrative expenses have been paid by the Company. Should the Company choose not to pay such expenses in the future, however, they would be paid by the Plan and charged to the members' accounts.

         TRUSTEE
         Plan investments are held by Merrill Lynch Trust Company of Somerset, New Jersey (Trustee), as trustee of the Plan. The Trustee receives contributions, makes payments to members in accordance with the terms of the Plan and has investment management authority where investment discretion is placed with the Trustee.

         BASIS OF ACCOUNTING
         The records of the Plan are maintained on the accrual basis of accounting for financial reporting purposes. For financial statement purposes, Plan investments are carried at market values which are determined based upon published market quotations or contract values supplied by the Trustee or applicable insurance company for all investments other than participant loans.

         CONTRIBUTIONS AND INVESTMENT OPTIONS
         Members may elect, with certain limitations, to reduce their compensation by instructing the Company to contribute from 1% to 16% of their base salary to the Plan on a pretax basis. Amounts so deferred, as limited by applicable Federal income tax regulations, are not included in a member's adjusted gross income for Federal income tax purposes in the year the income is deferred and contributed to the Plan.

         Members are also allowed to make after-tax contributions to the Plan. The total of a member's pretax and after-tax contribution may not exceed 16% of base salary. After-tax contributions are included in the member's adjusted gross income for Federal income tax purposes in the year the income is earned and contributed to the Plan.

         The Company makes contributions to the Plan that match member contributions dollar-for-dollar up to 6% of base salary.

         Members may direct the Trustee to invest their contributions in one or more of the investment funds listed below. The number of participants (some of whom participate in more than one fund) in each investment fund at January 31, 1994 and 1993 and the investment objectives of the various funds are as follows:

                                       1994      1993                    Investment Objectives
                                      -----     -----     --------------------------------------------------
MEDC Common Stock Fund                1,092     1,214     Invest in stock of MEDC

Fixed Income Fund                     1,592     1,435     Income investments, consisting of guaranteed investment contracts; U.S.
                                                          government securities and money market securities.
Mutual Funds
  AIM Value Fund                        149        -      Capital appreciation, invests primarily in equity securities.

  Franklin Income Fund                   44        -      Income, invests in equity and debt securities and cash or cash equivalents.

  Merrill Lynch Basic                   560       495     Capital appreciation, invests primarily in equity securities.
    Value Fund, Inc.

  Merrill Lynch                         687       662     Income and capital appreciation, invests in equity, debt and convertible
    Capital Fund, Inc.                                    securities.

  Merrill Lynch Global                  172        -      Income and capital appreciation, invests in United States and foreign
    Allocation Fund, Inc.                                 equity, debt and money market securities.

  New York Venture Fund, Inc.           146        -      Capital appreciation, invests in equity and convertible securities.

  Oppenheimer Main Street                84        -      Income and capital appreciation, invests in equity and debt securities.
    Income and Growth

  Transamerica Special                   14        -      Capital appreciation, invests in equity securities of rapidly growing
    Emerging Growth Fund                                  small and medium sized companies.


         VESTING
         A member becomes vested in the Company's matching contributions upon completing five years of vesting service. A year of vesting service is defined as the completion of 365 days of service.

         FORFEITURES
         When a member who has not yet vested terminates employment, the value of his/her share of Company contributions is forfeited and used to reduce future Company contributions. If the member is re-employed before completing a break in service, as defined by the Plan, Company contributions will be reinstated upon the member's reinvestment of applicable amounts in the Plan.

         DISTRIBUTIONS, WITHDRAWALS AND LOANS
         A withdrawing member is entitled to receive the value of his/her contributions and, upon retirement, death, permanent disability or termination after having completed five years of vesting service, is also entitled to receive 100% of the value of applicable Company contributions.

         Distributions of member account balances invested in the MEDC Common Stock Fund are made in kind with fractional shares paid in cash. Distributions from the other investment funds are paid in cash. A member may request a cash distribution from the MEDC Common Stock Fund in lieu of stock, subject to procedures established by the administrative committee.

         Section 1.401(k)-1 of the Internal Revenue Code restricts the withdrawals that members may make from their pretax contributions. Such withdrawals are limited to instances of a member's death, retirement, disability, separation from service, attainment of age 59-1/2 or conditions of severe hardship.

         The Plan prescribes that members who make withdrawals of earnings, as defined by the Plan, will not be permitted to make contributions to the Plan during a six-month suspension period following the withdrawal. No such suspension period is applicable to withdrawals of member contributions or approved, severe-hardship withdrawals. Member account balances pledged to secure loans may not be withdrawn from the Plan.

         Withdrawals may be made on the first day of each month, but only once during a twelve-month period. Fund balances arising from a member's rollover of balances from other plans may be withdrawn at any time without penalty.

         Amounts payable to terminated and withdrawing members totaled $580,867 and $137,836 at January 31, 1994 and 1993, respectively.

         The administrative committee may direct the Trustee to make loans. Members are eligible to borrow 50% of the vested value of their total Plan investments with a minimum loan of $1,000 and a maximum loan of $50,000. All loans are evidenced by notes, which are secured by the member's account and bear interest at rates established by the administrative committee.

         Notes receivable from members are reported as an asset of the Loan Fund and payments received, including interest, are transferred to the investment funds based on the member's current contribution election.

         TERMINATION
         The Company can terminate the Plan at its option. If the Plan is terminated, and after all expenses are paid, any unallocated contributions, forfeitures, income and expenses will be allocated among the members' accounts. All members will then be fully vested and will be entitled to receive all amounts then credited to their accounts.

(2)      FEDERAL INCOME TAX STATUS
         The Plan obtained its latest determination letter on July 6, 1992, in which the Internal Revenue Service stated that the Plan, as then designed, was in compliance with the applicable requirements of the Internal Revenue Code. Although the Plan has been amended since that letter, these amendments were technical in nature and management and in-house legal counsel believe that the Plan is currently designed and being operated in compliance with the applicable requirements of the Internal Revenue Code and was tax exempt as of January 31, 1994 and 1993.

                                                                      SCHEDULE I

                     Mitchell Energy & Development Corp.
                           Thrift and Savings Plan

               SCHEDULE OF ASSETS HELD FOR INVESTMENT PURPOSES
                               JANUARY 31, 1994



                                                                                                 Current
                                                                                 Cost             Value
                                                                              -----------      -----------
Mitchell Energy & Development Corp. (a)
   Class A Common Stock (506,115 shares)  . . . . . . . . . . . . . . . .     $ 8,690,878     $ 10,754,950
   Class B Common Stock (526,975 shares)  . . . . . . . . . . . . . . . .       8,920,079       11,395,844
                                                                              -----------     ------------
                                                                               17,610,957       22,150,794
                                                                              -----------     ------------

Merrill Lynch Retirement Preservation Trust (a)(b)(c) . . . . . . . . . .      40,187,394       40,187,394
Group annuity contracts
   Allstate Insurance Company (9.35%) (b) . . . . . . . . . . . . . . . .       6,278,276        6,278,276
   Southwestern Life Insurance Company (8.84%) (b)  . . . . . . . . . . .       4,801,542        4,801,542
                                                                              -----------     ------------
                                                                               51,267,212       51,267,212
                                                                              -----------     ------------

Mutual Funds
   AIM Value Fund (69,585 units)  . . . . . . . . . . . . . . . . . . . .       1,474,693        1,528,079
   Franklin Income Fund (116,883 units) . . . . . . . . . . . . . . . . .         287,298          288,700
   Merrill Lynch Basic Value Fund, Inc. (322,257 units) . . . . . . . . .       6,723,465        7,830,854
   Merrill Lynch Capital Fund, Inc. (303,901 units) . . . . . . . . . . .       7,885,321        8,831,367
   Merrill Lynch Global Allocation Fund, Inc. (138,272 units) . . . . . .       1,857,805        1,891,557
   New York Venture Fund, Inc. (100,469 units)  . . . . . . . . . . . . .       1,251,879        1,272,947
   Oppenheimer Main Street Income & Growth (44,663 units) . . . . . . . .         992,429        1,013,844
   Transamerica Special Emerging Growth Fund (3,213 units)  . . . . . . .          84,580           86,620
                                                                              -----------     ------------
                                                                               20,557,470       22,743,968
                                                                              -----------     ------------
Participant Loans, at interest rates ranging from 8% to 13.5% . . . . . .       3,336,972        3,336,972
                                                                              -----------     ------------
Merrill Lynch CMA Money Fund  . . . . . . . . . . . . . . . . . . . . . .         632,272          632,272
                                                                              -----------     ------------
                                                                              $93,404,883     $100,131,218
                                                                              -----------     ------------
                                                                              -----------     ------------




__________________________________
(a) Party-in-interest to the Plan.
(b) Unit value of $1.00.
(c) The average yield for this trust was approximately
     7.04% during the year ended January 31, 1994.

                                                                     SCHEDULE II
                     Mitchell Energy & Development Corp.
                           Thrift and Savings Plan

                     SCHEDULE OF REPORTABLE TRANSACTIONS
                    FOR THE YEAR ENDED JANUARY 31, 1994(d)



                                                Purchases (a)                        Sales (a)(b)
                                           ------------------------   -------------------------------------------------
                                             Number       Total        Number      Total       Total Cost
                                            of Trans-    Purchase     of Trans-   Selling       of Assets       Net
                                             actions      Price        actions     Price        Sold (c)        Gain
                                           ----------   -----------   ---------  -----------   -----------   ----------
Mitchell Energy & Development Corp.
  Class A Common Stock  . . . . . . . . .     305       $ 3,120,278      260     $10,624,623    $7,787,304   $2,837,319
  Class B Common Stock  . . . . . . . . .     306         3,145,387      264      10,398,703     7,773,335    2,625,368
Merrill Lynch Retirement
  Preservation Trust  . . . . . . . . . .     545        28,996,677      256      13,692,051    13,692,051        -
Merrill Lynch Capital Fund, Inc . . . . .     314         3,915,863      151       2,535,675     2,431,612      104,063
Merrill Lynch Basic Value Fund, Inc . . .     321         4,127,849      126       2,357,632     2,127,340      230,292




__________________________________
(a) Prices for purchases and sales were equal to current market values on the dates of the transactions and were net of expenses incurred in connection with the transactions.
(b) Sales include in-kind distributions, where applicable.
(c) Weighted average historical cost is used to determine the cost of assets sold.
(d) The Department of Labor's Rules and Regulations for Reporting and Disclosure under the Employee Retirement Income Security Act of 1974 require disclosure of purchase and sale transactions in excess of 5% of plan assets. Fiscal 1994 purchases and sales transactions involving the Merrill Lynch CMA Money Fund exceeded this threshold. These transactions have been excluded from this schedule, however, because the Trustee, who has applied for a Department of Labor advisory opinion requesting an exemption from the reportable transaction requirements for the CMA Money Fund transactions, did not provide the Plan sponsor with this information.

                  CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS



      As independent public accountants, we hereby consent to the incorporation of our report dated June 17, 1994, on the financial statements of the Mitchell Energy & Development Corp. Thrift and Savings Plan included in this Form 10-K/A, Amendment No. 2 (which relates to such Plan's Form 11-K for the year ended January 31, 1994) into the previously filed Form S-8 Registration Statements Numbers 33-26276 and 2-86550.





                                           ARTHUR ANDERSEN & CO.

Houston, Texas
July 27, 1994